Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277814 on Form S-8 of our report dated November 15, 2024, relating to the financial statements of Maase Inc. (formerly known as “Highest Performances Holdings Inc.”) appearing in this Annual Report on Form 20-F for the year ended June 30, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

October 29, 2025